Exhibit 10.5

ADMINISTRATIVE SERVICES AND
REIMBURSEMENT AGREEMENT

This Administrative Services and Reimbursement Agreement (this “Agreement”), dated as of July 20, 2021 (the “Effective Date”), by and between Portage Fintech Acquisition Corporation, a Cayman Islands exempted company (the “Company”), and PFTA I LP, an Ontario limited partnership (the “Sponsor”).

WHEREAS, the Company’s Registration Statement on Form S-1, File No. 333-257185 (the “Registration Statement”) for the Company’s initial public offering (the “IPO”) has been declared effective by the U.S. Securities and Exchange Commission; and

WHEREAS, in connection with the Company’s intended merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses (a “Business Combination”), the Sponsor (together with certain of its affiliates, the “Sponsor Entities”) may provide certain services to the Company, including in connection with the Company’s search for a Business Combination target.

NOW THEREFORE, IT IS AGREED:

1. Administrative Services. Commencing on the Effective Date and continuing until the Termination Date (as defined below), the Sponsor Entities shall take steps directly or indirectly to make available to the Company certain office space and secretarial, administrative and other services as may be required by the Company from time to time, situated at 280 Park Avenue, 3F West, New York, New York 10017 (or any successor location). In exchange therefor, the Company shall pay the Sponsor Entities a sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date.

2. Expense Reimbursement. On or prior to closing the Business Combination, the Company agrees to reimburse the Sponsor Entities for formation and other pre-IPO expenses; provided that such reimbursement shall not exceed $900,000. Commencing on the Effective Date and continuing until the Termination Date, the Company agrees to reimburse the Sponsor Entities on a monthly basis for (i) compensation expenses incurred by any of the Sponsor Entities related to employees dedicated to provide services to the Company; provided that such reimbursement shall not exceed $900,000 per calendar year, and (ii) any out-of-pocket expenses incurred by any of the Sponsor Entities (or the Company’s allocable portion thereof) related to identifying, investigating, negotiating and completing the Business Combination, including any travel expenses.

3. Indemnification. (i) The Sponsor Entities and their respective current, former or future employees, directors, officers, partners, managers, agents, successors and assigns (collectively, the “Sponsor Entity Indemnitees”) shall not be liable to the Company or any of its subsidiaries or affiliates for any loss, liability, damage or expense arising from or in connection with any services provided under this Agreement, or from any Sponsor Entity Indemnitee’s financial interest (whether through equity, debt or otherwise) in control or alleged control of the Company, including any investment opportunities sourced by them, and any liability arising with respect to their activities in connection with the Company’s affairs (any of the foregoing, collectively, the “Sponsor Capacity”), except to the extent a court of competent jurisdiction has determined by entry of a final and non-appealable judgment to have resulted by fraud or willful misconduct by a Sponsor Entity Indemnitee, and (ii) the Company shall, at its own cost and expense, defend, indemnify and hold harmless the Sponsor Entity Indemnitees from and against any and all claims against a Sponsor Entity Indemnitee by the Company, its subsidiaries or any other person with respect to, or in any way related to, any Sponsor Capacity and any and all losses, liabilities, damages or expenses (including reasonable attorneys’ fees) arising or resulting therefrom, except to the extent a court of competent jurisdiction has determined by entry of a final and non-appealable judgment to have resulted by fraud or willful misconduct by a Sponsor Entity Indemnitee.

4. Trust Account Waiver. Notwithstanding anything to the contrary set forth in this Agreement, including Section 3, Sponsor hereby agrees that neither it nor any of its affiliates shall have any right, title, interest or claim of any kind (a “Claim”) in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO and hereby irrevocably waives any Claim that it or any of its affiliates may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

5. Termination. This Agreement shall terminate upon the earlier of (i) the consummation by the Company of the Business Combination and (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), except that Section 3 and Section 4 shall survive any termination of this Agreement.

6. Miscellaneous.

(a) This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(b) This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

(c) The parties may not assign this Agreement and any of their rights, interests, or obligations hereunder without the consent of the other party.

(d) This Agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles that will apply the laws of another jurisdiction.

(e) This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

PORTAGE FINTECH ACQUISITION CORPORATION

By:	/s/ Ajay Chowdhery
Name:	Ajay Chowdhery
Title:	Chief Financial Officer and Chief Operating Officer

PFTA I LP

By:	PFTA I GP Inc., its General Partner

By:	/s/ Sacha Haque
Name:	Sacha Haque
Title:	Director

[Signature Page to Administrative Services and Reimbursement Agreement]